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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Hillside Investment Associates, Inc.:

   We consent to the use of our report on the financial statements of Hillside Investment Associates, Inc. as of October 31, 1998 and for the ten-month period ended October 31, 1998, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts
March 10, 2000